Exhibit 23.1
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CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Note 333-30450, 333-65568, 333-73318, and 333-104481) of YDI Wireless,
Inc. of our report dated October 30, 2003, on our audits of the financial statements of Karlnet, Inc, as of September 30, 2003 and 2002, which report appears in Item 7 of this Form 8-K/A.

/s/ Hausser + Taylor LLC

Columbus, Ohio
July 27, 2004